UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 6, 2023

BIOLASE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38116	87-0442441
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

27042 Towne Centre Drive, Suite 270 Lake Forest, California 92610
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 361-1200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BIOL	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On December 6, 2023, BIOLASE, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a single institutional investor (the “Purchaser”), pursuant to which the Company will issue to the Purchaser, (i) in a registered direct offering, 331,000 shares of the Company’s common stock (the “Shares”), par value $0.001 per share (“Common Stock”), and pre-funded warrants to purchase 779,940 shares of Common Stock (the “Pre-Funded Warrants”) with an exercise price of $0.001 per share, and (ii) in a concurrent private placement, warrants to purchase an aggregate of 2,221,880 shares of Common Stock (the “Common Warrants”) with an exercise price of $1.23. Such registered direct offering and concurrent private placement are referred to herein as the “Transactions.” The combined purchase price for one Share and two Common Warrants will be $1.23, and the combined purchase price for one Pre-Funded Warrant and two Common Warrants will be $1.229.

The Company expects to receive aggregate gross proceeds from the Transactions of approximately $1.4 million, before deducting fees to the Placement Agent and other estimated offering expenses payable by the Company. The Shares, the Pre-Funded Warrants and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”) are being offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-266852), which was declared effective on August 24, 2022 (as amended from time to time, the “Registration Statement”). The Common Warrants and the shares of Common Stock issuable upon exercise of the Common Warrants (the “Common Warrant Shares”) are being issued in a concurrent private placement and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. The Common Warrants will be exercisable commencing on the effective date of stockholder approval for the issuance of the shares of Common Stock issuable upon exercise of the Common Warrants (the “Stockholder Approval Date”) and will expire on the fifth anniversary of the Stockholder Approval Date. The Pre-Funded Warrants will not expire and will be exercisable commencing on the date of issuance and at any time until all of the Pre-Funded Warrants are exercised in full.

Pursuant to the terms of the Purchase Agreement, until 30 days following the closing of the Transactions, the Company has agreed not to issue (or enter into any agreement to issue) any shares of Common Stock or Common Stock equivalents, subject to certain exceptions. The Company has further agreed not to enter into an agreement involving a variable rate transaction until 180 days following the closing of the Transaction. In addition, the Company’s Chief Executive Officer and each of the Company’s directors have entered into lock-up agreements with the Company pursuant to which each of them has agreed not to, for a period of 30 days from the closing of the Transactions, offer, sell, transfer or otherwise dispose of the Company’s securities, subject to certain exceptions. In addition, from the date of the securities purchase agreement until the date that is twelve (12) months after the Stockholder Approval Date , upon any issuance by the Company or any of its subsidiaries of Common Stock, common stock equivalents or preferred stock for cash consideration, Indebtedness (as defined in the Purchase Agreement) or a combination of securities hereof (a “Subsequent Financing”), the Purchaser shall have the right to participate in up to an amount of the Subsequent Financing equal to 33% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing.

The exercise price of the Pre-Funded Warrants and the Common Warrants, and the number of Pre-Funded Warrant Shares and Common Warrant Shares, will be subject to adjustment in the event of any stock dividend or split, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Pre-Funded Warrants or Common Warrants. Subject to certain exceptions, the warrants provide for adjustment of the exercise price, if the Company or any of its subsidiaries, as applicable, sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any shares of its Common Stock or common stock equivalents, at an effective price per share that is less than the exercise price then in effect (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”). In the event a Dilutive Issuance occurs, the exercise price shall be reduced to equal the Base Share Price.

The Pre-Funded Warrants and Common Warrants will be exercisable on a “cashless” basis in certain circumstances.

The Company has agreed to file a registration statement to register the resale of the Common Warrant Shares within 30 days of the date of the Purchase Agreement and to use commercially reasonable efforts to cause such registration statement to become effective within 121 days following the closing of the Transactions (or within 181 days following the closing of the offering if the Securities and Exchange Commission informs the Company that it intends to review such registration statement). The Purchaser has agreed not to resell or distribute the Common Warrants or the Common Warrant Shares to the public except pursuant to an effective registration statement under the Securities Act or an exemption therefrom.

Maxim Group LLC acted as the placement agent (the “Placement Agent”) on a “reasonable best efforts” basis, in connection with the Transactions pursuant to the Placement Agency Agreement, dated December 6, 2023 (the “Placement Agency Agreement”), by and between the Company and the Placement Agent. Pursuant to the Placement Agency Agreement, the Placement Agent will be entitled to a cash fee of 7% of the aggregate gross proceeds paid to the Company for the securities sold in the Transactions and reimbursement of certain out-of-pocket expenses.

The foregoing summaries of the Transactions, the securities to be issued in connection therewith, the Purchase Agreement, the Placement Agency Agreement, the Pre-Funded Warrants and the Common Warrants do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents, copies of which are attached hereto as Exhibits 10.1, 1.1, 4.1 and 4.2, respectively, and are each incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The disclosure regarding the Common Warrants and Common Warrant Shares set forth under Item 1.01 is incorporated by reference into this Item 3.02.

Item 8.01. Other Events

On December 6, 2023, the Company issued a press release regarding the transaction described in Item 1.01, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description

1.1	Placement Agency Agreement, dated December 6, 2023, by and among the Company and Maxim Group LLC

4.1	Form of Pre-Funded Warrant to Purchase Common Stock

4.2	Form of Warrant to Purchase Common Stock

5.1	Opinion of Blank Rome LLP

10.1	Form of Securities Purchase Agreement, dated as of December 6, 2023, by and among the Company and the investors parties thereto

23.1	Consent of Blank Rome LLP (included in Exhibit 5.1)

99.1	Press Release dated December 6, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLASE, INC.

Date: December 8, 2023	By:	/s/ John R. Beaver
Name: John R. Beaver
Title: Chief Executive Officer